
                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE



RETRACTABLE TECHNOLOGIES, INC. ANNOUNCES RECORD REVENUES
FOR THE NINE MONTHS AND FUNDING OF $5 MILLION

LITTLE ELM, Texas, November 15, 2001--- Retractable Technologies, Inc. (AMEX:
RVP) ("Retractable") a leading maker of safety needle devices, today reported record sales for the nine month period ending September 30, 2001. In addition, the company announced that it had received a $5 million capital infusion from Katie Petroleum, Inc.

Net revenues for the nine months ending September 30, 2001 were $12,762,425, an increase of 109% over the $6,109,417 reported in the comparable year-earlier period. For the quarter ended September 30, 2001, net revenues were $4,542,481, an increase of 21% from the $3,753,110 reported in the same period last year.

The sharp growth in sales for the nine months ended September 30, 2001 was accompanied by significant gains in operating efficiency. Gross margins for the nine months increased to 18% of net revenues from 5% a year ago.

During the third quarter of 2001, Retractable closed its plant for one week for maintenance and two and a half weeks to reconfigure aspects of the assembly equipment, which resulted in a more efficient assembly process. However, because of this shutdown, production volume declined during the quarter from previously achieved levels and unit costs increased significantly, resulting in a lower gross margin. With these improvements in assembly efficiency in place, Retractable expects that unit costs will once again continue to decline, resuming the trend of decreasing unit costs.

Although operating expenses (excluding IPO costs) increased $182,207 for the nine months ended September 30, 2001 from the same period last year, operating expenses (excluding IPO costs) as a percentage of net revenues decreased to 57% from 116%.

Retractable incurred expenses of $540,273 in connection with its public offering, which was filed on December 22, 2000 and which was declared effective by the Securities and Exchange Commission on May 3, 2001. On September 20, 2001
Retractable filed a post-effective amendment to withdraw Retractable's offering of 2,000,000 shares of common stock. Effective with the decision to withdraw this offering, Retractable expensed all deferred IPO costs, resulting in a charge in the third quarter of 2001 of $540,273.

The company is also pleased to announce a $5 million capital infusion through a convertible debt instrument from Katie Petroleum, Inc., which was co-founded in partnership by John A. Jackson and Katherine G. Jackson, his late wife. The proceeds will be used for working capital, construction of a 15,000 square foot warehouse, and purchase of approximately $1.5 million of outstanding debt.

"This agreement comes at an opportune point in Retractable's history," said
Retractable


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President and CEO, Thomas J. Shaw. "Mr. Jackson's investment in Retractable is a strong vote of confidence in the company and its management. We are delighted to have Mr. Jackson as an investor and a supporter of our mission," Mr. Shaw said.

For a detailed discussion of financial performance for the nine months and three months ended September 30, 2001, see Management's Discussion and Analysis in the Form 10-QSB filed November 14, 2001, with the Securities and Exchange
Commission.

Retractable Technologies, Inc. manufactures and markets VanishPoint(R) automated retraction safety syringes and blood collection devices, which virtually eliminate health care worker exposure to accidental needlestick injuries. These revolutionary devices use a patented friction ring mechanism that causes the contaminated needle to retract automatically from the patient into the barrel of the device. VanishPoint(R) safety needle devices are distributed to the acute care hospital market by Abbott Laboratories (NYSE:ABT - news) and to the alternate care market by various specialty and general line distributors. For more information on Retractable, visit our Web site at www.vanishpoint.com.

Forward looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the company's current views with respect to future events. The company believes that the expectations reflected in such forward-looking statements are accurate. However, the company cannot assure you that such expectations will occur. The company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, the company's ability to quickly increase its production capacity in the event of a dramatic increase in demand, the company's ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, the increased interest of larger market players in providing safety needle devices and other risks and uncertainties that are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.
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

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------
                                                   September 30,   December 31,
                                                        2001           2000
                                                   -------------   -----------
ASSETS                                              (Unaudited)
Cash and cash equivalents ......................   $    837,427    $  3,727,682
Accounts receivable, net .......................      1,977,164       2,325,252
Inventories, net ...............................      2,126,072       1,575,636
Other current assets ...........................        234,817         426,758
                                                   ------------    ------------
     Total current assets ......................      5,175,480       8,055,328

Property, plant, and equipment, net ............     11,939,980      11,902,792
Intangible assets and deferred charges, net ....        526,332         529,803
                                                   ------------    ------------
     Total assets ..............................   $ 17,641,792    $ 20,487,923
                                                   ============    ============

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

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Accounts payable .............................   $  2,955,800    $  1,868,357
  Current portion of long-term debt ............      1,195,759         971,676
  Accrued compensation .........................        227,630         339,431
  Marketing fees payable .......................      2,341,541       1,937,072
  Royalties payable ............................        842,334         198,940
  Interest payable to Abbott ...................        477,556         141,276
  Other accrued liabilities ....................      1,363,003         482,139
                                                   ------------      ----------
     Total current liabilities .................      9,403,623       5,938,891
                                                   ------------    ------------

Long-term debt, net of current maturities ......      6,680,618       7,180,130
                                                   ------------    ------------

Stockholders' equity
  Preferred Stock $1 par value
    Class A ....................................      1,231,500       1,826,500
    Series I, Class B ..........................        261,900         366,400
    Series II, Class B .........................        455,000         489,250
    Series III, Class B ........................        158,245         158,245
    Series IV, Class B .........................      1,066,000       1,066,000
  Additional paid-in capital ...................     37,518,392      36,774,763
  Accumulated deficit ..........................    (39,133,486)    (33,312,256)
                                                   ------------    ------------
     Total stockholders' equity ................      1,557,551       7,368,902
                                                   ------------    ------------
      Total liabilities and stockholders' equity   $ 17,641,792    $ 20,487,923
                                                   ============    ============


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

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
(Unaudited)                                   Three Months         Three Months        Nine Months         Nine Months
                                                  ended               ended               ended               ended
                                           September 30, 2001   September 30, 2000  September 30, 2001  September 30, 2000

Sales, net ................................   $  4,542,481          $  3,753,110        $ 12,762,425      $  6,109,417
Cost of sales .............................      4,413,057             3,445,697          10,414,905         5,782,287
                                              ------------          ------------        ------------      ------------
     Gross margin (loss) ..................        129,424               307,413           2,347,520           327,130
                                              ------------          ------------        ------------      ------------

Operating expenses:
  Preproduction manufacturing .............           --                    --                  --             627,200
  Sales and marketing .....................      1,014,842             1,543,914           3,415,374         3,180,353
  Research and development ................        127,598               207,186             651,784           467,786
  General and administrative ..............      1,028,127             1,221,776           3,216,313         2,825,925
  Deferred IPO expenses ...................        540,273                  --               540,273              --
                                              ------------          ------------        ------------      ------------
     Total operating expenses .............      2,710,840             2,972,876           7,823,744         7,101,264
                                              ------------          ------------        ------------      ------------
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
     Loss from operations .................     (2,581,416)           (2,665,463)         (5,476,224)       (6,774,134)
Interest income ...........................          8,566                75,087              45,831           150,413
Interest expense, net .....................       (150,781)              (72,580)           (390,837)         (115,477)
                                              ------------          ------------        ------------      ------------
     Net loss .............................     (2,723,631)           (2,662,956)         (5,821,230)       (6,739,198)
     Preferred Stock dividend
       requirements .......................       (494,445)           (1,103,276)         (1,541,411)       (2,905,323)
                                              ------------          ------------        ------------      ------------
     Net loss applicable to common
       shareholders .......................     (3,218,076)         $ (3,766,232)       $ (7,362,641)     $ (9,644,521)
                                              ============          ============        ============      ============
     Net loss per share (basic and diluted)   $      (0.16)         $      (0.27)       $      (0.38)     $      (0.69)
                                              ------------          ------------        ------------      ------------
     Weighted average common
       shares outstanding .................     19,975,350            14,004,333          19,621,642        14,001,444
                                              ------------          ------------        ------------      ------------


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Investor Contact: Douglas W. Cowan        Media Contact: Phillip L. Zweig
Chief Financial Officer                   Communications Director
(888)806-2626 or (972)294-1010            (212)490-0811 or (214)912-7415 (cell)
rtifinancial@vanishpoint.com              plzweig@aol.com